CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Marketocracy Funds and to the use of our report dated July 20, 2001 on the financial statements and financial highlights of The Medical Specialists Fund, The ChangeWave Fund, and The Technology Plus Fund, each a series of Marketocracy Funds. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.





                                                     /s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 10, 2001